Exhibit 99.1

Contacts:

INVESTORS:	MEDIA:
Renovis, Inc.	WeissComm Partners
Greg Mann	Blair Schoeb
(650) 266-1558	(917) 432-9275
gmann@renovis.com	blair@weisscommpartners.com

RENOVIS REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

—Conference Call Scheduled for 8:30am EDT on October 26, 2006—

South San Francisco, California – October 26, 2006 – Renovis, Inc. (Nasdaq: RNVS), a biopharmaceutical company focused on the discovery and development of therapeutics in the areas of neurological and inflammatory disease, today announced financial results for the third quarter ended September 30, 2006.

“We ended the third quarter in a strong financial position with $104.7 million in cash and cash equivalents,” said Corey S. Goodman, Ph.D., President and Chief Executive Officer of Renovis. “In the wake of the previously announced results from the SAINT II trial that led to a decision by AstraZeneca to discontinue development of NXY-059, we remain focused on advancing our internal research programs in neurological and inflammatory diseases and our collaborations with Pfizer and Genentech, while continuing to explore additional opportunities to build our pipeline.”

Results for the Third Quarter and First Nine Months of 2006

Revenue for the third quarter and nine months ended September 30, 2006, was $2.2 million and $8.3 million compared to $2.7 million and $4.0 million, respectively, during the corresponding periods in 2005. The decrease in revenue during the third quarter of 2006 compared to the third quarter of 2005 resulted from the completion of the funded research period under our agreement with Genentech in February 2006. The increase in revenue during the nine months ended September 30, 2006 resulted from our collaboration with Pfizer to discover and develop VR1 antagonists for pain and other indications, which began during the second quarter of 2005. We recorded $2.2 million in revenue each quarter in 2006 for research support and amortization of the up-front license fee under the agreement with Pfizer. In addition, we recorded $1.5 million in revenue during the second quarter of 2006 when Pfizer nominated a product candidate for IND-enabling studies, which was a specified milestone under our agreement.

Research and development expenses for the quarter and nine months ended September 30, 2006 were $6.9 million and $20.7 million, respectively, compared to $7.1 million and $23.6 million during the same periods in 2005. The decrease in research and development expenses primarily reflects lower clinical development expenses as a result of our decisions to end two clinical development programs in 2005. This decrease was partially offset by additional investments in our preclinical programs in the areas of neurological and inflammatory diseases as well as the effect of our adoption, on January 1, 2006, of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (SFAS 123R).

Two Corporate Drive      South San Francisco, CA 94080      Tel: 650.266.1400      Fax: 650.266.1460      www.renovis.com

General and administrative expenses for the quarter and nine months ended September 30, 2006 were $4.0 million and $11.6 million, respectively, compared to $2.4 million and $7.7 million during the same periods in 2005. The increase in general and administrative expenses was primarily attributable to increased non-cash stock compensation expense associated with our adoption of SFAS 123R. We also incurred additional compensation expense associated with new hires in our legal, corporate development and human resources functions although these increases were accompanied by a decrease in professional fees for legal and other administrative activities.

Other income, which consists primarily of interest income, was $1.3 million and $3.7 million during the quarter and nine months ended September 30, 2006 respectively, compared with $0.5 million and $1.1 million during the corresponding periods in 2005. The increases resulted from the effects of higher cash and investments balances and higher interest rates. Our cash and investments balances were higher during the 2006 periods as a result of a public offering we completed in September 2005 that raised net proceeds of $50.4 million.

Net loss for the third quarter of 2006 was $7.4 million, or $0.25 per share, compared to $6.3 million, or $0.25 per share, for the third quarter of 2005. Net loss for the nine months ended September 30, 2006 was $20.4 million, or $0.70 per share, compared to $26.3 million, or $1.06 per share, for the corresponding period in 2005.

As of September 30, 2006, Renovis had $104.7 million in cash, cash equivalents and short-term investments.

2006 Financial Guidance

Financial projections involve a high level of uncertainty due to, among many factors, the variability involved in predicting requirements of early-stage research programs, the potential for Renovis to enter into new licensing agreements or strategic collaborations and share-based compensation expense.

For the year ending December 31, 2006, the Company presently anticipates:

•	Total contract revenue of $10.0 million to $10.5 million; and

•	Total operating expenses of $43.0 million to $48.0 million, including $10.0 million to $12.0 million in share-based compensation expense to be recognized in accordance with SFAS 123R.

Conference Call and Webcast Information

Corey S. Goodman, Ph.D., President and Chief Executive Officer, and John C. Doyle, Senior Vice President of Finance and Operations and Chief Financial Officer, will discuss recent developments involving NXY-059 and the SAINT II trial and review third quarter 2006 results via webcast and conference call on October 26, 2006 at 8:30 a.m. EDT. Interested parties may access the call by dialing 1-800-299-9630 in the United States and 1-617-786-2904 internationally. The participant code is 75531115. A replay of the call may be accessed by dialing 1-888-286-8010 or 1-617-801-6888. The participant code for the replay is 40477873. This call is being webcast by Thomson and can be accessed in the Investor Relations section of the Renovis web site at www.renovis.com. A replay of the webcast will be available until November 2, 2006.

Two Corporate Drive      South San Francisco, CA 94080      Tel: 650.266.1400      Fax: 650.266.1460      www.renovis.com

Option Grants Under NASDAQ Marketplace Rule 4350

In accordance with NASDAQ Marketplace Rule 4350, Renovis granted employment inducement stock options to three non-executive employees hired between September 5, 2006 and October 16, 2006 to enhance general and administrative functions and support drug discovery efforts.

The inducement stock options cover an aggregate of 40,800 shares of common stock and are classified as non-qualified stock options with an exercise price equal to the fair market value on the date of grant. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350 (i)(1)(A)(iv) with Renovis’ standard stock option terms, including a 10-year term and four year vesting.

About Renovis

Renovis is a biopharmaceutical company focused on the discovery and development of drugs for major medical needs in the areas of neurological and inflammatory diseases. In addition to proprietary research programs in the areas of neurological and inflammatory diseases, Renovis has a worldwide collaboration and license agreement with Pfizer to research, develop and commercialize small molecule VR1 antagonists, and a research and development collaboration with Genentech to discover and develop anti-angiogenesis drugs and drugs that promote nerve re-growth following nervous system injury.

For additional information about the company, please visit www.renovis.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future financial results, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the periodic reports we file with Securities and Exchange Commission, including the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 9, 2006, and our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 14, 2006. Renovis is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Two Corporate Drive      South San Francisco, CA 94080      Tel: 650.266.1400      Fax: 650.266.1460      www.renovis.com

RENOVIS, INC.

Condensed Statements of Operations

(All amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Contract revenue	$2,150	$2,691	$8,278	$4,003

Operating expenses:
Research and development	6,858 (1)	7,102 (2)	20,712 (1)	23,612 (2)
General and administrative	4,016 (1)	2,369 (2)	11,649 (1)	7,747 (2)

Total operating expenses	10,874	9,471	32,361	31,359

Loss from operations	(8,724)	(6,780)	(24,083)	(27,356)

Other income, net	1,290	480	3,683	1,086

Net loss	$(7,434)	$(6,300)	$(20,400)	$(26,270)

Basic and diluted net loss per share	$(0.25)	$(0.25)	$(0.70)	$(1.06)

Shares used to compute basic and diluted net loss per share	29,303,319	24,850,866	29,153,777	24,667,227

(1)	As of January 1, 2006, we account for employee share-based compensation expense under the fair value method in accordance with FAS 123R. As we adopted the modified prospective transition method, results for prior periods have not been restated to account for share-based compensation under the fair value method for GAAP purposes. For the three and nine months ended September 30, 2006, share-based employee compensation expense of $1.2 million and $3.4 million was included in research and development and $1.4 million and $3.9 million was included in general and administrative expense, respectively.

(2)	Prior to January 1, 2006, we accounted for employee share-based compensation under Accounting Principles Board, Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). In accordance with APB 25, we used the intrinsic value method to account for employee share-based compensation expense. For the three and nine months ended September 30, 2005, we have reclassified $0.7 million and $2.0 million to research and development and $0.4 million $1.1 million to general and administrative expense, respectively, for amortization of employee share-based compensation that was previously shown as a separate line item in our statement of operations. This amortization of share-based compensation expense as measured under APB 25 related to stock options granted prior to December 31, 2003, for which the exercise price of the stock options was lower than the fair value of our common stock on the grant date as estimated for financial reporting purposes.

Two Corporate Drive      South San Francisco, CA 94080      Tel: 650.266.1400      Fax: 650.266.1460      www.renovis.com

RENOVIS, INC.

Condensed Balance Sheets

(in thousands)

	September 30, 2006	December 31, 2005
	(Unaudited)	(1)
Assets:
Cash and cash equivalents	$57,807	$8,149
Short-term investments	46,919	110,740
Prepaids and other current assets	1,133	1,082

Total current assets	105,859	119,971

Property and equipment, net	7,771	6,428
Other long-term assets	195	213

	$113,825	$126,612

Liabilities and stockholders’ equity:
Current liabilities	$11,412	$11,642
Long-term liabilities	4,269	6,372

Stockholders’ equity	98,144	108,598

	$113,825	$126,612

(1)	Derived from audited financial statements at that date.

Two Corporate Drive      South San Francisco, CA 94080      Tel: 650.266.1400      Fax: 650.266.1460      www.renovis.com